EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

      I, Denise Barton, Senior Vice President, Chief Financial Officer, Treasurer and Secretary of American Casino & Entertainment Properties LLC (the “Registrant”), certify that to the best of my knowledge, based upon a review of the quarterly report on Form 10-Q for the period ended September 30, 2004 of the Registrant (the “Report”):

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ DENISE BARTON

Denise Barton
Senior Vice President, Chief Financial
Officer, Treasurer and Secretary of American
Casino & Entertainment Properties LLC

Date: December 1, 2004